                                                                   EXHIBIT 10.22


[CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.]






                                LICENSE AGREEMENT
                                     BETWEEN
                             VASCULAR GENETICS INC.
                                       AND
                               VICAL INCORPORATED

                                FEBRUARY 24, 2000

                                TABLE OF CONTENTS


1.    BACKGROUND.........................................................................................1
2.    DEFINITIONS........................................................................................2
3.    LICENSE GRANT......................................................................................6
4.    PAYMENTS AND ROYALTIES.............................................................................7
5.    TECHNOLOGY TRANSFER................................................................................8
6.    PRODUCT DEVELOPMENT................................................................................9
7.    CONFIDENTIALITY...................................................................................10
8.    PATENT PROSECUTION AND LITIGATION.................................................................12
9.    STATEMENTS AND REMITTANCES........................................................................13
10.   TERM AND TERMINATION..............................................................................15
11.   WARRANTIES AND REPRESENTATIONS....................................................................16
12.   INDEMNIFICATION...................................................................................17
13.   ***.................................................................................................
14.   FORCE MAJEURE.....................................................................................19
15.   DISPUTE RESOLUTION................................................................................20
16.   ENTIRE AGREEMENT..................................................................................21
17.   NOTICES...........................................................................................21
18.   ASSIGNMENT AND CHANGE OF CONTROL..................................................................22
19.   COUNTERPARTS......................................................................................22
20.   WAIVER............................................................................................23
21.   INDEPENDENT RELATIONSHIP..........................................................................23
22.   FURTHER ACTIONS...................................................................................23

                                LICENSE AGREEMENT

         This Agreement ("Agreement") dated as of the 24th day of February 2000 ("Effective Date") is entered into by Vascular Genetics Inc. ("VGI"), a Delaware corporation, having a place of business at Suite 201, 4364 S. Alston Avenue, Durham, North Carolina 27713, and Vical Incorporated, a Delaware corporation, having a place of business at 9373 Towne Center Drive, San Diego, California 92121 ("VICAL").

1.       BACKGROUND.

1.1 VGI has an exclusive license from Human Genome Sciences, Inc. ("HGS") for the use of the gene Vascular Endothelial Growth Factor-2 ("VEGF-2") in the gene therapy treatment of vascular diseases.

1.2 VICAL is in possession of certain gene therapy delivery methods, and is willing to grant a license to VGI for the use of those methods in conjunction with VEGF-2.

1.3 Therefore to facilitate this transaction, VGI, VICAL and HGS have agreed in an Investment Agreement dated of same date herewith (the "Investment Agreement") to undertake a series of transactions in which
         (1) VGI will receive a license from VICAL for the use of VICAL's current and future gene therapy delivery methods in conjunction with VEGF-2; (2) HGS will receive a license from VICAL for the use of VICAL's technology with certain genes; (3) VICAL will receive a license from HGS for the use of certain genes as gene therapy products; (4) VICAL will receive an equity interest in VGI, which VGI will have certain rights to redeem as set forth in the Investment Agreement; and
         (5) HGS will receive additional equity in VGI and will have returned to it by VGI rights to certain genes licensed to VGI by HGS.

1.4 To effect this series of transactions pursuant to the terms and conditions of the Investment Agreement, this Agreement is being simultaneously executed with (1) a license agreement between VICAL and HGS; and (2) a second amendment to the license agreement between HGS and VGI; and (3) certain other agreements, all as set forth in the Investment Agreement.

2.       DEFINITIONS.

2.1 "AFFILIATE" shall mean any individual or entity directly or indirectly controlling, controlled by or under common control with, the specified individual or entity. For purposes of this Agreement, the direct or indirect ownership of fifty percent (50%) or more of the outstanding voting securities of an entity, or the right to receive fifty (50%) or more of the profits or earnings of an entity shall be deemed to constitute control. Such other relationship as in fact gives such individual or entity the power or ability to control the management, business and affairs of an entity shall also constitute control.

2.2 "CONFIDENTIAL INFORMATION" shall mean, with respect to a party, all information (and all tangible and intangible embodiments thereof), which is owned or controlled by such party, is disclosed by such party to the other party pursuant to this Agreement, and (if disclosed in writing or other tangible medium) is marked or identified as confidential at the time of disclosure to the receiving party or (if otherwise disclosed) is identified as confidential at the time of disclosure to the receiving party and described as such in writing within thirty (30) days after such disclosure. The Financial Details (as hereinafter defined) shall be deemed to be marked as confidential without further action on the part of either party. Notwithstanding the foregoing, CONFIDENTIAL INFORMATION of a party shall not include information which, and only to the extent, the receiving party can establish by written documentation (a) has been publicly known prior to disclosure of such information by the disclosing party to the receiving party, (b) has become publicly known, without fault on the part of the receiving party, subsequent to disclosure of such information by the disclosing party to the receiving party, (c) has been received by the receiving party at any time from a source, other than the disclosing party, rightfully having possession of and the right to disclose such information free of confidentiality obligations, (d) has been otherwise known by the receiving party free of confidentiality obligations prior to disclosure of such information by the disclosing party to the receiving party, or (e) has been independently developed by employees or others on behalf of the receiving party without access to or use of such information disclosed by the disclosing party to the receiving party.

2.3 "CYTOFECTIN DELIVERY TECHNOLOGY" shall mean all patentable or unpatentable inventions, discoveries, technology and information of any type whatsoever, including without limitation compositions, methods, processes, confidential information, technical information, knowledge, experience and know-how, regarding the use of cytofectins in the delivery of genes into a patient for the treatment or prevention of one or more diseases or conditions; in each case which is owned by or licensed to VICAL on the Effective Date or during the term of this Agreement, all to the extent and only to the extent that VICAL now has or hereafter will have the right to grant licenses, immunities or other rights thereunder.

2.4 "DIRECT INJECTION TECHNOLOGY" shall mean all patentable or unpatentable inventions, discoveries, technology and information of any type whatsoever, including without limitation compositions, methods, processes, confidential information, technical information, knowledge, experience and know-how, regarding the direct injection of genes (including plasmid DNA-based delivery technology) into a patient to cause the IN VIVO expression of a desired protein, thereby effecting delivery of such protein to a patient for the treatment or prevention of one or more diseases or conditions; in each case which is owned by or licensed to VICAL on the Effective Date or during the term of this Agreement, all to the extent and only to the extent that VICAL now has or will have during the term of this Agreement the right to grant licenses, immunities or other rights thereunder.

2.5 "DNA PROCESS TECHNOLOGY" shall mean all patentable or unpatentable inventions, discoveries, technology and information of any type whatsoever, including without limitation compositions, methods, processes, confidential information, technical information, knowledge, experience and know-how regarding technologies related to the manufacture and processing of plasmid DNA for human use; in each case, which is owned by or licensed to VICAL on the Effective Date or during the term of this Agreement, all to the extent and only to the extent that VICAL now has or will have during the term of this Agreement the right to grant licenses, immunities or other rights thereunder.

2.6 "FIELD" shall mean the intervention, treatment and/or prevention of a disease or disorder in humans by GENE THERAPY.

2.7 "GENE THERAPY" shall mean the treatment or prevention of a disease, or remedying a gene deficiency of humans by genetic modification of somatic cells (IN VIVO or EX VIVO) with DNA whereby an active transcription process results in the expression of a protein or oligo(poly)nucleotide encoded by said DNA in a human.

2.8 "IND" shall mean an Investigational New Drug application filed with the Food and Drug Administration in the United States, or any similar filing with any foreign regulatory authority, to commence human clinical testing of a PRODUCT in any country.

2.9 "LICENSED INTELLECTUAL PROPERTY" shall mean VICAL's rights in the VICAL PATENTS and VICAL KNOW-HOW.

2.10 "LICENSED PRODUCT(S)" means a PRODUCT for use in the FIELD, one of whose active components is the gene, a portion of the gene, or a derivative of the gene, Vascular Endothelial Growth Factor-2 ("VEGF-2"), as described and disclosed in U.S. Patent Nos. 5,935,820 and 5,932,540.

2.11 "NET SALES" shall mean, with respect to a LICENSED PRODUCT, the gross sales price invoiced by the seller (calculated on a LICENSED PRODUCT by LICENSED PRODUCT basis) to THIRD PARTIES that are not (sub)licensees (except as set forth below), less normal and customary deductions actually paid or accrued by the seller for (i) normal and customary trade, cash and quality credits, discounts, refunds or government rebates; (ii) credits for claims, allowances or returns; retroactive price reductions; chargebacks or the like; and (iii) sales taxes, duties and other governmental charges (including value added tax), but excluding what is commonly known as income taxes. NET SALES shall not include sales among the seller, its (sub)licensees and their respective AFFILIATES for resale, provided that NET SALES shall include the amounts invoiced by the seller and its AFFILIATES to THIRD PARTIES on the resale of such LICENSED PRODUCT. Sales between or among a party, its (sub)licensees and their respective AFFILIATES shall be included within NET SALES only if such purchaser is an end-user of such LICENSED PRODUCT.

2.12 "PRODUCT" shall mean any product or part thereof, the manufacture, use or sale of which is covered in whole or in part by a VALID CLAIM.

2.13 "SPC" shall mean a right based upon an underlying patent such as a Supplementary Protection Certificate.

2.14 "THIRD PARTY" shall mean any party other than VICAL or VGI or an AFFILIATE of VICAL or VGI.

2.15 "VALID CLAIM" shall mean either (a) a claim of an issued and unexpired patent included within the VICAL PATENTS, which has not been held unenforceable, unpatentable or invalid by a court or other governmental agency of competent jurisdiction, and which has not been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise, or
         (b) a claim in a hypothetical issued patent corresponding to a pending claim in a patent application within the VICAL PATENTS, provided that if such pending claim has not issued as a claim of an issued patent within the VICAL PATENTS, within six (6) years after the filing date from which such patent application takes priority, such pending claim shall not be a VALID CLAIM for purposes of this Agreement. In the event that a claim of an issued patent within the VICAL PATENTS is held by a court or other governmental agency of competent jurisdiction to be unenforceable, unpatentable or invalid, and such holding is reversed on appeal by a higher court or agency of competition jurisdiction, such claim shall be reinstated as a VALID CLAIM hereunder.

2.16 "VICAL IMPROVEMENTS" shall mean all patentable or unpatentable inventions, discoveries or other technology regarding VICAL TECHNOLOGY, but expressly excluding a formulation or combination of the VEGF-2 gene and the delivery vehicle therefor, made or conceived by VGI solely or jointly with others during the term of this Agreement, and which resulted from the use of VICAL TECHNOLOGY.

2.17 "VICAL KNOW-HOW" shall mean collectively, all inventions, discoveries, data, information, methods, techniques, technology and other results regarding VICAL TECHNOLOGY, whether or not patentable, which during the term of this Agreement are owned by VICAL or to which VICAL otherwise has the right to grant licenses, and which are not generally known. All VICAL KNOW-HOW shall be CONFIDENTIAL INFORMATION of VICAL.

2.18 "VICAL LICENSED INTELLECTUAL PROPERTY" shall mean VICAL's rights in the VICAL PATENTS and VICAL KNOW-HOW.

2.19 "VICAL PATENT(S)" shall mean, collectively, (a) all patent applications filed in any country before or after the Effective Date; (b) all patents that have issued or in the future issue from any of the foregoing patent applications, including without limitation, utility and design patents and certificates of invention, further including but not limited to those patents listed in Appendix A; and (c) all continuations, continuations-in-part, divisional, additions, reissues, renewals, re-examinations or extensions, or SPCs to any such patents and patent applications; in each case which during the term of this Agreement are or become owned by VICAL or to which VICAL otherwise has, now or in the future, the right to grant licenses and which claim in whole or in part VICAL TECHNOLOGY or the use thereof in the FIELD.

2.20 "VICAL TECHNOLOGY" shall mean CYTOFECTIN DELIVERY TECHNOLOGY, DIRECT INJECTION TECHNOLOGY and DNA PROCESS TECHNOLOGY.

3.       LICENSE GRANT.

3.1 Subject to the terms and conditions of this Agreement, VICAL grants to VGI an exclusive worldwide license (with the right to grant sublicenses) under VICAL LICENSED INTELLECTUAL PROPERTY to research, develop, make, have made, use, import, export, offer to sell and sell LICENSED PRODUCTS in the FIELD.

3.2 Notwithstanding anything to the contrary herein, VICAL shall own all right, title and interest in and to the VICAL IMPROVEMENTS and all intellectual property rights therein and thereto. VGI hereby irrevocably assigns, transfers and conveys to VICAL all right, title and interest in and to the VICAL IMPROVEMENTS and all intellectual property rights therein and thereto. VGI shall take, and shall cause its AFFILIATES to take any and all actions and execute and deliver (or cause to be executed or delivered) any and all documents reasonably requested by VICAL, at VICAL's expense, in order to effect the foregoing assignment.

3.3 VICAL hereby grants VGI a non-exclusive, royalty-free, perpetual, worldwide, sublicensable license to VICAL IMPROVEMENTS and the claims of any VICAL PATENT covering such VICAL IMPROVEMENTS, but only to the extent that such claims cover VICAL IMPROVEMENTS.

3.4 No rights, other than those expressly set forth in this Agreement, are granted to VGI hereunder, and no additional rights shall be granted to VGI by implication, estoppel or otherwise.

4.       PAYMENTS AND ROYALTIES.

4.1 On the Effective Date, VGI will issue to VICAL shares of VGI's Series B Preferred Stock in such amount, and subject to the terms, as described in the Investment Agreement.

4.2 Subject to Section 4.3, for each LICENSED PRODUCT, VGI shall pay to VICAL a royalty of *** of NET SALES of the LICENSED PRODUCT sold by VGI, its (sub)licensees and their respective AFFILIATES.

4.3 VGI acknowledges that the LICENSED INTELLECTUAL PROPERTY hereunder is a mix of various types of intellectual property, including patent rights and know-how. Accordingly, even in the event one or more VICAL PATENTS or other LICENSED INTELLECTUAL PROPERTY is declared void or not enforceable, or otherwise expires

         ____________

*** Confidential material redacted and separately filed with the Commission.

         VGI shall continue to have royalty obligations under the terms of this Agreement; provided, however, in such case, and except as otherwise set forth below in this Section 4.3, such royalty obligations will cease in the event all information transferred hereunder is finally determined by a court of competent jurisdiction after exhaustion of all appeals to be dedicated to the public domain. Notwithstanding the foregoing provisions, however, all royalty obligations under Section 4.2, with respect to a LICENSED PRODUCT, shall terminate on a country-by-country basis and on a LICENSED PRODUCT by LICENSED PRODUCT basis on the later of (i) *** after first country-wide launch of such LICENSED PRODUCT in such country or (ii) expiration of the last to expire VICAL PATENT licensed to VGI under this Agreement which covers the making, having made, importing, exporting, offering to sell or using or selling of such LICENSED PRODUCT in such country.

4.4 The manner in which statements and remittances of royalty and other payments are handled is as set forth in Article 9 hereof.

4.5 All payments to be made hereunder shall be by wire transfer of immediately available funds to an account designated by VICAL.

5.       TECHNOLOGY TRANSFER

5.1 To assist VGI in the utilization of VICAL TECHNOLOGY, VICAL scientists will meet with VGI scientists to discuss the application of VICAL TECHNOLOGY to VEGF-2 and will provide to VGI any know-how or proprietary materials necessary for VGI to use the VICAL TECHNOLOGY with respect to VEGF-2 in accordance with the license granted under
         Section 3.1.

         ____________

*** Confidential material redacted and separately filed with the Commission.

6.       PRODUCT DEVELOPMENT

6.1 VGI shall use its commercially reasonable efforts to actively research, develop, obtain regulatory approvals and commercialize in at least one major market (U.S., Japan or the European Community) at least one LICENSED PRODUCT for at least one indication.

6.2 If the diligence requirements set forth in Paragraph 6.1 are not met, Vical shall have the right to terminate this Agreement pursuant to Paragraph 10.2. Notwithstanding the foregoing if VGI is pursuing development and commercialization of a product (a "NON-VICAL PRODUCT") for use in the FIELD, one of whose active components is VEGF-2, a portion of VEGF-2, or a derivative of VEGF-2 and which was not derived from VICAL TECHNOLOGY, VGI shall have the option, exercisable by written notice to VICAL within thirty (30) days after the date of such termination by VICAL, at its sole discretion to retain the relevant VICAL licenses under this Agreement for any or all indications where the NON-VICAL PRODUCT is applied, provided that VGI pays to VICAL the royalties set forth in Paragraph 4.2 on the NET SALES of such NON-VICAL PRODUCT for the indication or indications intended to be retained by VGI and delivers all reports described in this Agreement, regarding such NON-VICAL PRODUCT in the desired indication to the same extent it would if such NON-VICAL PRODUCT were a LICENSED PRODUCT.

6.3 During the term of this Agreement and for a period of five (5) years thereafter, VGI shall keep complete and accurate records of its activities conducted under this Agreement regarding the development and commercialization of LICENSED PRODUCTS and the results thereof. Within twenty (20) days after the end of each May and September during the term of this Agreement, VGI shall prepare and provide VICAL with a reasonably detailed written report of such activities and results, through such date.

7.       CONFIDENTIALITY

7.1 During the term of this Agreement and for a period of *** following the expiration or earlier termination hereof, each party shall maintain in confidence the CONFIDENTIAL INFORMATION of the other party, and shall not disclose, use or grant the use of the CONFIDENTIAL INFORMATION of the other party except on a need-to-know basis to such party's AFFILIATES, directors, officers, employees, agents, independent contractors and such party's THIRD PARTY licensors of intellectual property rights (sub)licensed hereunder, and such party's consultants, to the extent such disclosure is reasonably necessary in connection with such party's activities as expressly authorized by this Agreement or the Investment Agreement. To the extent that disclosure to any person is authorized by this Agreement, prior to disclosure, a party shall obtain written agreement of such person to hold in confidence and not disclose, use or grant the use of the CONFIDENTIAL INFORMATION of the other party except as expressly permitted under this Agreement. Each party shall notify the other party promptly upon discovery of any unauthorized use or disclosure of the other party's CONFIDENTIAL INFORMATION. Upon the expiration or earlier termination of this Agreement, each party shall return to the other party all tangible items regarding the CONFIDENTIAL INFORMATION of the other party and all copies thereof; PROVIDED, HOWEVER, that each party shall have the right to retain one (1) copy for its legal files for the sole purpose of determining its obligations hereunder.

7.2 No public announcement or public disclosure concerning (i) the existence or terms of this Agreement or the Investment Agreement, including without limitation, the number of shares of Series B Preferred Shares or Common Stock which is issuable upon conversion thereof, the number of Additional Common Shares or the percentage any of such represent of the outstanding equity of VGI or the terms of the royalties set forth in this Agreement (collectively, the "Financial Details") or (ii) exercise by one party of rights

         ____________
*** Confidential material redacted and separately filed with the Commission.

         and options granted under this Agreement or the Investment Agreement, shall be made, either directly or indirectly, by any party to this Agreement without prior written notice and, except as may be legally required, or as may be legally required for a public offering of securities, or as may be required for recording purposes, without first obtaining the approval of the other party and agreement upon the nature and text of such announcement, such agreement and/or approval not to be unreasonably withheld. In complying with any legal requirement for public announcement or public disclosure, the party having the obligation to so announce or disclose shall use reasonable efforts to summarize or redact information containing the Financial Details as reasonably requested by the other party. Except as otherwise required by law, the party desiring to make any such public announcement or public disclosure shall inform the other party of the proposed announcement or disclosure at least five (5) business days prior to public release, and shall provide the other party with a written copy thereof, in order to allow such other party to comment upon such announcement or disclosure. This Section 7.2 shall not apply to any information in a public announcement or public disclosure that is information essentially identical to that contained in a previous public announcement or public disclosure agreed to pursuant to this
         Section 7.2.

7.3 The confidentiality obligations under Section 7.1 shall not apply to the extent that a party is required to disclose information by applicable law, regulation or order of a governmental agency or a court of competent jurisdiction; PROVIDED, HOWEVER, that (a) to the extent commercially practicable, such party shall provide written notice thereof to the other party and consult with the other party prior to such disclosure with respect thereto, (b) shall provide the other party sufficient opportunity to object to any such disclosure or to request confidential treatment thereof, and provide reasonable assistance as requested in connection therewith and (c) in the event that the disclosure is a public disclosure or public announcement, the disclosing party shall also comply with Section 7.2.

7.4 Each party hereto acknowledges that the remedy at law for breach by any party of its obligations under this Section 7 is inadequate and that each party shall be entitled to equitable remedies, including injunctive relief, in the event of a breach by the other party.

7.5 The provisions of this Section 7 are in addition to and do not supercede and are not superceded by similar provisions in any other agreements.

8.       PATENT PROSECUTION AND LITIGATION.

8.1 All right, title and interest to the VICAL TECHNOLOGY and all patent rights and other intellectual property rights therein shall belong solely to VICAL. VICAL shall have the sole right and responsibility for the filing, prosecution and maintenance of patents and patent applications directed thereto.

8.2 In the event that VGI or VICAL becomes aware of actual or threatened infringement of a VICAL PATENT that claims a LICENSED PRODUCT or the use thereof, that party shall promptly notify the other party in writing. VICAL shall have the first right but not the obligation to bring, at its own expense, an infringement action against any THIRD PARTY and to use VGI's name in connection therewith. If VICAL does not commence a particular infringement action within ninety (90) days, VGI, after notifying VICAL in writing, shall be entitled to bring such infringement action, in its own name and/or in the name of VICAL, at its own expense to the extent that such party is licensed thereunder. The foregoing notwithstanding, in the event that an alleged infringer certifies pursuant to 21 U.S.C. Section 355(b)(2)(A)(iv) against an issued VICAL PATENT covering a LICENSED PRODUCT, as between VICAL AND VGI, the party receiving notice of such certification shall immediately notify the other party of such certification, and if fourteen (14) days prior to expiration of the forty five (45) day period set forth in 21 U.S.C. Section 355(c)(3)(C), VICAL fails to commence an infringement action, the party receiving notice, in its sole discretion, at its own expense and to the extent that it is licensed under the patent, shall be entitled to bring such infringement action in its own name and/or in the name of the patent owner. The party conducting an action under this
         Section 8.2 shall have full control over its conduct, including settlement thereof provided such settlement shall not be made without the prior written consent of the other party if it would adversely affect the patent rights of such party licensed hereunder. VICAL and VGI shall reasonably assist one another and cooperate in any such litigation at the other's request.

         The party conducting the litigation shall reimburse the other party for its reasonable and actual out-of-pocket expenses incurred at the request of the party conducting the litigation for assisting in the litigation, which reimbursement shall be made within thirty (30) days of receipt by the party conducting the litigation of itemized invoices from the assisting party documenting such expenses.

8.3 Any recovery made by a party as the result of an action for patent infringement it has conducted under Section 8.2 shall be distributed as follows:

         (a) The party conducting the action shall recover its actual out -of-pocket expenses, and then shall reimburse the other party for any unreimbursed actual and out-of-pocket expenses.

         (b) To the extent that the recovery exceeds the total of item (a), the excess shall be kept by the party conducting the action, provided, however, that to the extent that the recovery is based on an award of lost sales/profits, VICAL shall receive a proportion of the excess recovery corresponding to the royalty percentage it would have otherwise been due on those lost sales/profits and VGI shall receive the proportion of the excess recovery corresponding to the lost sales/profits.

8.4 The parties shall periodically keep one another reasonably informed of the status of their respective activities regarding any such litigation or settlement thereof.

9.       STATEMENTS AND REMITTANCES.

9.1 VGI shall keep and require its AFFILIATES and (sub)licensees to keep complete and accurate records of all sales and calculations for NET SALES of LICENSED PRODUCTS. Each party shall have the right, at its expense, through an independent certified public accounting firm of nationally recognized standing reasonably acceptable to the other party, to examine pertinent financial records during regular business hours upon advance written notice during the life of this Agreement and for *** after its termination for the purpose of verifying and reporting to VICAL as to the computation of the payments made hereunder during the preceding *** prior to the date of such examination; provided, however, that such examination shall not take place more often than once a year; provided further that such accountant shall report only as to the accuracy of the royalty statements and payments, including the magnitude and source of any discrepancy. VGI, its AFFILIATES and
         (sub)licensees shall be required to maintain such sales and royalty calculation records for ***. The accountant shall execute customary confidentiality agreements prior to any examination, reasonably satisfactory in form and substance to both parties, to maintain in confidence all information obtained during the course of any such examination, except for disclosure to the parties, as necessary for the above purpose.

9.2 Within sixty (60) days after the close of each calendar quarter, VGI shall deliver to VICAL a true accounting of amounts owing hereunder sold by it and its licensees and distributors during such calendar quarter and shall at the same time pay all amounts due.

9.3 All royalties and other payments due under this Agreement shall be payable in U.S. dollars.

9.4 Royalties payable on sales in countries other than the United States shall be calculated by multiplying the appropriate royalty rate times the sales in each currency in which they are made and converting the resulting amount into United States dollars, at the rates of exchange as reported in THE WALL STREET JOURNAL as published under the caption "Currency Trading"), on the last business day in New York, New York of each royalty period. If THE WALL STREET JOURNAL ceases to be published, then the rate of exchange to be used shall be that reported in such other business publication of national circulation in the United States as all parties reasonably agree. Such payments shall be without deduction of exchange, collection, or other charges. If, due to restrictions or prohibitions imposed

         ____________

*** Confidential material redacted and separately filed with the Commission.

         by a national or international authority, payments cannot be made as aforesaid, the parties shall consult with a view to finding a prompt and acceptable solution, and the parties will deal with such monies as the other party may lawfully direct at no additional out-of-pocket expense to the party owed the royalty. Notwithstanding the foregoing, if royalties cannot be remitted for any reason within six (6) months after the end of the calendar quarter during which they are earned, then the party owing the royalty shall be obligated to deposit the royalties in a bank account in the country of sale in the name of the other party. Each party shall deduct any taxes which the party is obligated to pay and/or withhold in a country based on royalties due to the other based on sales in such country from royalty payments due for such country under this Agreement and pay them to the proper authorities as required by applicable laws. Each party shall maintain official receipts of payment of any such taxes and forward these receipts to the other within sixty (60) days.

10.      TERM AND TERMINATION.

10.1 This Agreement shall come into effect as of the Effective Date, and unless earlier terminated as provided in this Article 10, shall remain in full force and effect in a country-by-country basis until the expiration of VGI's royalty obligations for such LICENSED PRODUCT in such country.

10.2 A party shall have the right to terminate this Agreement in its entirety (a) upon the breach by the other party of such other party's obligations to pay any amounts owing hereunder, if such breach is not cured within thirty (30) days after receipt of written notice from such party thereof, or (b) upon the breach by the other party of such other party's obligations (other than to pay any amounts owing) hereunder, if such breach is not cured within sixty (60) days after receipt of written notice from such party thereof.

10.3 Notwithstanding termination of this Agreement, the rights and obligations of the parties under Sections 3.2 and 3.3 and Articles 7, 9, 10, 11, 12 and 15 shall survive such termination, as well as any provision not specified in this paragraph which is clearly meant to survive termination of this Agreement.

10.4 Termination of the Agreement in accordance with the provisions hereof shall not limit remedies that may be otherwise available in law or equity.

11.      WARRANTIES AND REPRESENTATIONS.

11.1 Each of VGI and VICAL hereby represents, warrants and covenants to the other, as of the date of this Agreement, as follows:

         (a) it is a corporation duly organized and validity existing under the laws of the state of its incorporation;

         (b) the execution, delivery and performance of this Agreement by such party has been duly authorized by all requisite corporate action;

         (c) it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder, including, without limitation, in the case of VICAL, the right, power and authority to grant the licenses under Article 3;

         (d) the execution, delivery and performance by such party of this Agreement and its compliance with the terms and provisions hereof to such party's best knowledge does not conflict with or result in a breach of any of the terms and provisions of or constitute a default under (i) a loan agreement, guaranty, financing agreement, agreement affecting a product or other agreement or instrument binding or affecting it or its property; (ii) the provisions of its charter documents or bylaws; or (iii) any order, writ, injunction or decree of any court or governmental authority entered against it or by which any of its property is bound; and

         (e) this Agreement constitutes such party's legal, valid and binding obligation enforceable against it in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to the availability of particular remedies under general equity principles.

11.2 NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A WARRANTY THAT VICAL PATENTS ARE VALID OR ENFORCEABLE OR THAT THEIR EXERCISE OR THE EXERCISE OF VICAL TECHNOLOGY DOES NOT INFRINGE ANY PATENT RIGHTS OF THIRD PARTIES. A HOLDING OF INVALIDITY OR UNENFORCEABILITY OF ANY SUCH PATENT, FROM WHICH NO FURTHER APPEAL IS OR CAN BE TAKEN, SHALL NOT AFFECT ANY OBLIGATION HEREUNDER, BUT SHALL ONLY ELIMINATE ROYALTIES OTHERWISE DUE UNDER SUCH PATENT FROM THE DATE SUCH HOLDING BECOMES FINAL.

11.3 EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN VGI AND VICAL MAKE NO REPRESENTATIONS OR EXTEND ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT.

11.4 Each party shall use any materials provided by the other party under this Agreement in compliance with all applicable laws and regulations.

12.      INDEMNIFICATION

12.1 VGI shall defend, indemnify and hold harmless VICAL, its AFFILIATES licensors of VICAL and each of their respective directors, officers, shareholders, agents and employees, from and against any and all liability, loss, damages and expenses (including reasonable attorneys' fees) as the result of claims, demands, actions or proceedings by any THIRD PARTY which are made or instituted against any of them arising out of the development, manufacture, possession, distribution, use, testing, sale or other disposition of LICENSED PRODUCT by or through VGI, its AFFILIATES or any THIRD PARTY granted rights by VGI under this Agreement. VGI's obligation to defend, indemnify and hold harmless shall include claims, demands, actions or proceedings, whether for money damages or equitable relief by reason of alleged personal injury (including death) to any person or alleged property damage, provided, however, the indemnity shall not extend to any claims against an indemnified party which result from the gross negligence or willful misconduct of an indemnified party. VGI shall have the exclusive right to control the defense of any action which is to be indemnified in whole by VGI hereunder, including the right to select counsel reasonably acceptable to VICAL to defend VICAL and the indemnified parties hereunder and to settle any claim, demand, action or proceeding, provided that, without the prior written consent of VICAL (which shall not be unreasonably withheld or delayed), VGI shall not agree to settle any claim, demand, action or proceeding against VICAL to the extent such claim has a material adverse effect on VICAL. The provisions of this paragraph shall survive and remain in full force and effect after any termination, expiration or cancellation of this Agreement and VGI's obligation hereunder shall apply whether or not such claims are rightfully brought. VGI shall require each
         (sub)licensee hereunder to agree to indemnify VICAL in a manner consistent with this Section 12.1.

12.2 If VICAL intends to claim indemnification under this Article 12, VICAL shall promptly notify VGI of any claim, demand, action or proceeding for which VICAL intends to claim such indemnification, and VGI, after it determines that indemnification is required of it, shall assume the defense thereof with counsel selected by VGI and reasonably acceptable to the other party; provided, however, that VICAL shall have the right to retain its own counsel, with the fees and expenses to be paid by VGI if VGI does not assume the defense; or, if representation of VICAL by the counsel retained by VGI would be inappropriate due to actual or potential conflicts of interest between VICAL and any other party represented by such counsel in such proceedings. The indemnity agreement in this Article 12 shall not apply to amounts paid in settlement of any claim, demand, action or proceeding if such settlement is effected without the consent of VGI, which consent shall not be unreasonably withheld or delayed. The failure to deliver notice to VGI within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve VGI of any liability to VICAL under this Article 12, but failure to deliver notice to VGI will not relieve it of any liability that it may have to VICAL otherwise than under this Article 12. VICAL under this

         Article 12, its employees and agents, shall reasonably cooperate with VGI and its legal representatives in the investigations of any claim, demand, action or proceeding covered by this indemnification. In the event that each party claims indemnity from the other and one party is finally held liable to indemnify the other, VGI shall additionally be liable to pay the reasonable legal costs and attorneys' fees incurred by VICAL in establishing its claim for indemnity.

13.      ***

13.1     ***

14.      FORCE MAJEURE

14.1 If the performance by a party of any obligation under this Agreement (other than an obligation for a payment of money), is prevented, restricted, interfered with or delayed by reason of any reasonable unforeseeable cause beyond the reasonable control of the party liable to perform, the party so affected shall, upon giving written notice to the other party, be excused from such performance to the extent of such prevention, restriction, interference or delay, provided that the affected party shall use its commercially reasonable efforts to avoid or remove such causes of non-performance and shall continue performance with the utmost dispatch whenever such causes are removed. When such circumstances arise, the parties shall discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution.

         ____________

*** Confidential material redacted and separately filed with the Commission.

15.      DISPUTE RESOLUTION

15.1 This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware (without reference to the conflicts of law principles thereof).

15.2 In the event of any controversy, dispute or claim arising out of or relating to any provision of this Agreement or the breach thereof, the parties shall use good faith efforts to settle such controversy, dispute or claim amicably between themselves.

15.3 Should the parties fail to reach mutually acceptable settlement of any controversy, dispute or claim which may arise out of or in connection with this Agreement, or the breach, termination or validity thereof (other than with respect to patent validity) shall be settled by final and binding arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association ("AAA") as herein provided.

         (a) The Arbitration Tribunal shall consist of three arbitrators. Each party shall nominate in the request for arbitration and the answer thereto one arbitrator and the two arbitrators so named will then jointly appoint the third arbitrator as chairman of the Arbitration Tribunal. If one party fails to nominate its arbitrator or, if the parties' arbitrators cannot agree on the person to be named as chairman within sixty (60) days, the necessary appointments shall be made under the rules of the AAA.

         (b) The place of arbitration shall be in Chicago, Illinois and the arbitration proceedings shall be held in English. The procedural law of the State of Illinois shall apply where the AAA Rules are silent.

         (c) The award of the Arbitration Tribunal shall be final and judgment upon such an award may be entered in any competent court or application may be made to any competent court for judicial acceptance of such an award and order of enforcement. Notwithstanding the foregoing, nothing contained herein shall prevent either party from seeking interim relief from a court of competent jurisdiction pending the establishment of or a decision by a panel of arbitrators.

16.      ENTIRE AGREEMENT.

16.1 This Agreement, and the Appendices hereto, entered into as of the date written above together with the Investment Agreement and each of the documents referenced in such Investment Agreement, constitute the entire agreement between the parties relating to the subject matter hereof and supersedes all previous writings and understandings. No terms or provisions of this Agreement shall be varied or modified by any prior or subsequent statement, conduct or act of either of the parties, except that the parties may amend this Agreement by written instruments specifically referring to and executed in the same manner as this Agreement.

17.      NOTICES.

17.1 Any notice required or permitted under this Agreement shall be hand-delivered or sent by express delivery service or certified or registered mail, postage prepaid, or by fax with written confirmation by mail, to the following addresses of the parties:

                           VASCULAR GENETICS INC.
                           Suite 201
                           4364 S. Alston Avenue
                           Durham, North Carolina  27713
                           Attn: John W. Cumming
                           Fax:  (843) 342-3701

                           copy to:

                           Long Aldridge & Norman LLP
                           One Peachtree Center, Suite 5300
                           303 Peachtree Street, N.W.
                           Atlanta, GA  30308
                           Attn: Mark S. Lange, Esq.
                           Fax:  (404) 527-3808

                           VICAL INCORPORATED
                           9373 Towne Center Drive
                           San Diego, California  92121
                           Attn:  President
                           Fax:   (858) 646-1150
                           copy to:

                           Pillsbury Madison & Sutro LLP
                           50 Fremont Street
                           San Francisco, California 94105
                           Attn:  Thomas E. Sparks, Jr., Esq.
                           Fax:   (415) 983-1200

17.2 Any notice required or permitted to be given concerning this Agreement shall be effective upon receipt by the party to whom it is addressed.

18.      ASSIGNMENT AND CHANGE OF CONTROL.

18.1 This Agreement and the licenses herein granted shall be binding upon and inure to the benefit of the parties and their respective permitted assignees and successors in interest. Neither this Agreement nor any interest hereunder shall be assignable by a party without the prior written consent of the other party and any attempted assignment contrary to this Section 18.1 shall be void and without force and effect. Notwithstanding the foregoing; a party may assign this Agreement and all of its rights and obligations hereunder to any AFFILIATE or to any THIRD PARTY in connection with the transfer or sale of all or substantially all of its business or all or substantially all of its assets to which this Agreement relates, or in the event of its merger, consolidation, change in control or similar transaction, without obtaining the consent of the other party, provided that the assigning party remains liable under this Agreement and that the THIRD PARTY assignee or surviving entity assumes in writing all of its obligations under this Agreement.

19.      COUNTERPARTS.

19.1 This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement.

20.      WAIVER.

20.1 Any delay or failure in enforcing a party's rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such party's rights to the future enforcement of its rights under this Agreement, nor operate to bar the exercise or enforcement thereof at any time or times thereafter, excepting only as to an express written and signed waiver as to a particular matter for a particular period of time.

20.2 Notwithstanding the foregoing, in the event VGI challenges whether any payments contemplated hereunder (including, without limitation royalties or milestones) are due, it shall have the right, but not the obligation, to make such payments under protest (reserving all rights hereunder) pending resolution of such dispute.

21.      INDEPENDENT RELATIONSHIP.

21.1 Nothing herein contained shall be deemed to create an employment, agency, joint venture or partnership relationship between the parties hereto or any of their agents or employees, or any other legal arrangement that would impose liability upon one party for the act or failure to act of the other party. No party shall have any power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other party, or to bind the other party in any respect whatsoever.

22.      FURTHER ACTIONS.

22.1 Each party agrees to execute, acknowledge and deliver such further instruments and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

         IN WITNESS WHEREOF, the parties, through their authorized officers, have executed this Agreement as of the Effective Date.



VICAL INCORPORATED



By:  /s/ Alain B. Shreiber, M.D.
   -----------------------------
     Alain B. Schreiber, M.D.
     President and Chief Executive Officer



VASCULAR GENETICS INC.



By:  /s/ John W. Cumming
   -----------------------------
     John W. Cumming
     President

                                 APPENDIX A ***





























         ____________

*** Confidential material redacted and separately filed with the Commission.


                                      1